                                                                    Exhibit 12.1

                         CITIZENS COMMUNICATIONS COMPANY
       Statement Showing Computation of Ratio of Earnings to Fixed Charges
                 for the quarters ended March 31, 2001 and 2000
                             (DOLLARS IN THOUSANDS)

                                                                                                2000           2001
                                                                                              --------       --------
Pre-tax income before dividends on convertible preferred securities and
   discontinued operations                                                                    $ 13,025       $ 29,215

Income or loss from equity investees                                                              (237)          (319)

Minority interest                                                                               (6,285)            --
                                                                                              --------       --------

Pre-tax income from continuing operations before adjustment for minority interest
    in consolidated subsidiaries or income or loss from equity investees                         6,503         28,896

Fixed charges                                                                                   42,413         65,698

Amortization of capitalized interest                                                                --             --

Distributed income of equity investees                                                             300            850

Interest capitalized                                                                            (2,033)          (957)

Preference security dividend requirements of consolidated subsidiaries                          (2,516)        (2,516)

Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges            --             --
                                                                                              --------       --------

Total earnings                                                                                  44,667         91,971
                                                                                              --------       --------

Ratio of earnings to fixed charges                                                                1.05           1.40
                                                                                              ========       ========

                         CITIZENS COMMUNICATIONS COMPANY
              STATEMENT SHOWING COMPUTATION OF RATIO OF EARNINGS TO
                 COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                 FOR THE QUARTERS ENDED MARCH 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)



                                                                                                2000           2001
                                                                                              --------       --------
Pre-tax income before dividends on convertible preferred securities and
   discontinued operations                                                                    $ 13,025       $ 29,215

Income or loss from equity investees                                                              (237)          (319)

Minority interest                                                                               (6,285)            --
                                                                                              --------       --------

Pre-tax income from continuing operations before adjustment for minority interest
    in consolidated subsidiaries or income or loss from equity investees                         6,503         28,896

Fixed charges                                                                                   44,928         68,214

Amortization of capitalized interest                                                                --             --

Distributed income of equity investees                                                             300            850

Interest capitalized                                                                            (2,033)          (957)

Preference security dividend requirements of consolidated subsidiaries                          (2,516)        (2,516)

Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges            --             --
                                                                                              --------       --------

Total earnings                                                                                  47,183         94,487
                                                                                              --------       --------

Ratio of earnings to combined fixed charges                                                       1.05           1.39
                                                                                              ========       ========